UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th floor

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 30, 2017, Autoliv, Inc. (the “Company”) announced it will make a $15 million investment in Autotech Ventures, a digital ground transport venture capital fund. A copy of the Company’s press release announcing its investment in Autotech Ventures is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 3, 2017, the Company announced that it entered into a commercialization agreement with Velodyne LiDAR, Inc. (“Velodyne”), the leading supplier of LiDAR technology. Pursuant to the agreement, the Company will develop and market a scalable auto-grade LiDAR sensor using Velodyne’s core 3D software technology and proprietary LiDAR ASIC engine. A copy of the Company’s press release announcing its entry into the agreement with Velodyne is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     EXHIBITS

99.1	Press Release dated June 30, 2017

99.2	Press Release dated July 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Group Vice President for Legal Affairs,
General Counsel and Secretary

Date: July 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 30, 2017

99.2	Press Release dated July 3, 2017